Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. to Acquire The Gearbox

Entertainment Company Inc., Developer of Highly Successful

Borderlands Franchise

Transaction valued at $460 million; expected to close in the first quarter of Take-Two’s Fiscal Year 2025

Expands 2K’s internal development team with proven industry-leading talent

Gearbox and 2K in active development on next installment in Borderlands series

New York, NY – March 27, 2024 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO), one of the largest interactive entertainment companies in the world, announced that it has entered into a definitive agreement with Embracer Group to acquire The Gearbox Entertainment Company, an award-winning creator of industry-defining entertainment experiences, for $460 million. The consideration consists entirely of newly issued shares of Take-Two common stock. The number of Take-Two shares will be calculated by dividing the purchase price by the average closing price per share on the Nasdaq Global Select Market during the five trading day period ending on the trading day immediately prior to the closing date. The purchase price assumes a debt-free, cash-free company with a normalized level of net working capital (excluding cash) at the time of the closing of the acquisition. The acquisition is anticipated to be completed during the first quarter of Take-Two’s Fiscal Year 2025 (ended June 30, 2024), and is subject to the satisfaction of customary closing conditions, including applicable regulatory approvals. The transaction excludes certain third-party publishing and other assets that Take-Two deemed non-core to its business.

Take-Two expects the transaction to deepen its successful relationship with Gearbox Entertainment and to provide increased financial benefits through a fully-integrated operational structure. Take-Two will acquire Gearbox’s extensive portfolio of intellectual property, including full ownership of the critically and commercially acclaimed Borderlands and Tiny Tina’s Wonderlands franchises1, as well as Homeworld, Risk of Rain, Brothers in Arms, Duke Nukem, and Gearbox’s future pipeline. Gearbox currently has six key interactive entertainment projects in various stages of development, including five sequels, two of which are from the Borderlands and Homeworld franchises, and at least one exciting new intellectual property. Beyond these plans, Take-Two believes that there are incremental opportunities to invest in new projects and to expand Gearbox’s proven franchises.

Management Comments

“Our acquisition of Gearbox is an exciting moment for Take-Two and will strengthen our industry-leading creative talent and portfolio of owned intellectual property, including the iconic Borderlands franchise,” said Strauss Zelnick, Chairman and CEO of Take-Two. “This combination enhances the financial profile of our existing projects with Gearbox and unlocks the opportunity for us to drive increased long-term growth by leveraging the full resources of Take-Two across all of Gearbox’s exciting initiatives.”

“With nearly 20 years of history working together, Gearbox has played an integral role in our success, given their unique ability to create interactive entertainment experiences that feature beloved characters, exciting new worlds, and humorous storytelling,” added David Ismailer, President of 2K. “We are thrilled to welcome Randy Pitchford and his team of passionate, talented developers to 2K and we look forward to releasing numerous projects in the future as colleagues. We have loved partnering with Gearbox on every iteration of the Borderlands franchise and are excited to be in active development on the next installment in the series.”

“Joining forces with Take-Two Interactive and 2K will help Gearbox ascend to our next level,” said Randy Pitchford, Founder and CEO of Gearbox Entertainment. “Take-Two and 2K have demonstrated repeatedly their commitment to our engine of generating creativity, happiness, and profit. We set the bar for interactive entertainment and achieved remarkable results with groundbreaking, record-setting games when we worked together at arm’s length as partners. I’m incredibly excited about what we can accomplish now that we’re fully aligned as one.”

Future Gearbox Operating Structure

Gearbox will operate as a studio within 2K and will be led by Founder and CEO, Randy Pitchford, and his management team. The acquisition adds a robust and proven development team to 2K’s incredibly talented developer community, including personnel that have worked together on multiple critically and commercially successful games. Gearbox operates studios in Frisco, Texas; Montreal, Canada; and Quebec City, Canada.

Advisors

Willkie Farr & Gallagher LLP is serving as legal counsel to Take-Two. KPMG and Deloitte are providing advice on financial and tax matters.

[1]	Take-Two currently controls the long-term publishing rights for the critically and commercially acclaimed Borderlands and Tiny Tina’s Wonderlands franchises.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are designed for console gaming systems, PC, and mobile, including smartphones and tablets. We deliver our products through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

About The Gearbox Entertainment Company

The Gearbox Entertainment Company, LLC is an award-winning, creator and distributor of transmedia entertainment. Gearbox Entertainment has become widely known for successful game franchises, as well as acquired properties Duke Nukem and Homeworld, which it distributes across the world. Gearbox Entertainment is composed of four subsidiaries: Gearbox Software, Gearbox Publishing, Gearbox Studio, and Gearbox Properties. Gearbox Software, founded in 1999 by a team of industry veterans, is headquartered in Frisco, Texas and is known around the world for developing hit video games and franchises like Tiny Tina’s Wonderlands, Brothers in Arms, and Borderlands. Gearbox Publishing was established in 2016 with the goal of helping developers around the world bring their products to market while retaining their unique creative visions. Gearbox Studios was formed in 2022 and creates cutting-edge transmedia opportunities including the upcoming movies based on Borderlands and Duke Nukem, and the series based on Brothers in Arms. Gearbox Properties was founded in 2022 to manage Gearbox’s wide variety of intellectual property across all products, mediums, and merchandise categories.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein, which are not historical facts, including statements relating to Take-Two Interactive Software, Inc.’s (“Take-Two,” the “Company,” “we,” “us,” or similar pronouns) outlook, are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including risks relating to our ability to timely satisfy the conditions to the closing of the Gearbox acquisition and the timing for the consummation thereof; our ability to successfully integrate Gearbox’s operations and employees and realize the anticipated strategic benefits of the transaction; the risks of conducting business internationally, including as a result of unforeseen geopolitical events; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games.

Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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